Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated March 31, 2022 with respect to the audited consolidated financial statements of Legacy Education Alliance, Inc. for the year ended December 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Ram Associates

www.ramassociates.us

Hamilton, New Jersey

January 12, 2023